Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main Fax	212.407.4000 212.407.4990

September 25, 2025

Professional Diversity Network, Inc.

55 East Monroe Street

Suite 2120

Chicago, IL 60603

Re: Professional Diversity Network, Inc.

Ladies and Gentlemen:

We have acted as counsel to Professional Diversity Network, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 25, 2025, for the registration for resale by Streeterville Capital, LLC, a Utah limited liability company (the “Selling Stockholder”) of up to 10,346,976 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which consists of: (i) up to 10,324,797 shares of Common Stock (the “Purchase Shares”) that may be purchased , by the Selling Stockholder pursuant to the Securities Purchase Agreement dated September 5, 2025 between the Company and the Selling Stockholder (the “Securities Purchase Agreement”), and (ii) 22,197 shares of Common Stock, to be issued to the Selling Stockholder as commitment shares (“Commitment Shares” and together with the Purchase Shares, the “Shares”), in connection with the Securities Purchase Agreement.

The Shares may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Agreement. We have also examined originals, or copies, certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Certificate of Incorporation, as amended and currently in effect, and the Second Amended and Restated Bylaws, as currently in effect, and such corporate records of the Company, including records of the Company’s corporate proceedings and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholder. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

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A limited liability partnership including professional corporations

Professional Diversity Network, Inc.
September 25, 2025

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

a)

the Commitment Shares have been duly authorized for issuance and, when issued to the Selling Stockholder in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable; and

b)

the Purchase Shares have been duly authorized for issuance and, when issued and paid for by the Selling Stockholder in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

The opinions we express herein are limited to matters involving the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP